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                      Calculation of Net Loss Per Share


                                       For the Year          For the Year
                                           Ended                 Ended
                                      December 31, 1995    December 31, 1996
                                      -----------------    -----------------
Weighted Average Shares Outstanding        5,799,735           15,088,376
Net Loss                                 $(1,523,924)         $(7,757,848)
                                         -----------          -----------
Primary Net Loss Per Share                    $(0.26)              $(0.51)
                                         -----------          -----------
                                         -----------          -----------


Weighted Average Shares for Primary        5,799,735           15,088,376
Adjustments                                        0                    0
                                         -----------          -----------
Total Shares for Fully Diluted
  Net Loss Per Share                       5,799,735           15,088,376
                                         -----------          -----------

Net Loss                                 $(1,523,924)         $(7,757,848)
Adjustments                                        0                    0
                                         -----------          -----------
Net Loss Attributable to Fully
  Diluted Net Loss Per Share             $(1,523,924)         $(7,757,848)
                                         -----------          -----------

Fully Diluted Net Loss Per Share              $(0.26)              $(0.51)
                                         -----------          -----------
                                         -----------          -----------


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